Ex. 28(h)(13)

ASSIGNMENT AND AMENDMENT

THIS ASSIGNMENT AND AMENDMENT, dated as of June 30, 2016, is by and among State Street Bank and Trust Company, GE Asset Management Incorporated, SSGA Funds Management, Inc., solely with respect to those mutual funds identified on Schedule A-1 hereto (each a Fund, collectively the “Funds”), State Street Global Advisors, solely with respect to those separate accounts identified on Schedule A-2 hereto (each an “Account”, collectively the “Accounts”).

WITNESSETH:

WHEREAS, State Street Bank and Trust Company and GE Asset Management Incorporated entered into a Master Sub-Administration Services Agreement dated July 31, 2013, (as amended, modified or supplemented from time to time, the “Agreement”) with respect to certain administrative services provided to the Funds and Accounts;

WHEREAS, GE Asset Management Incorporated has agreed to assign all of its rights and obligations under the Agreement to SSGA Funds Management, Inc., with respect to the Funds, and to State Street Global Advisors, with respect to the Accounts, effective as of the closing date, expected to be on or about July 1, 2016 (such date, the “Closing Date”), of a transaction in which State Street Corporation will purchase the asset management and advisory services business conducted by GE Asset Management Incorporated;

WHEREAS, SSGA Funds Management, Inc., with respect to the Funds, and State Street Global Advisors, with respect to the Accounts, has each agreed to assume and accept all rights and obligations of GE Asset Management Incorporated under the Agreement, effective as of the Closing Date;

WHEREAS, State Street Bank and Trust Company acknowledges GE Asset Management Incorporated’s assignment of all rights and obligations under the Agreement and the acceptance of all rights and obligations under the Agreement by each of SSGA Funds Management, Inc. and State Street Global Advisors, effective as of the Closing Date; and

WHEREAS, the parties now desire to assign and amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the above premises the parties now amend the Agreement by:

(1)	Assignment of Agreements.

(a)	Effective as of the Closing Date, GE Asset Management Incorporated hereby irrevocably assigns all of its right, title, interest, responsibilities and duties, in and under the Agreement to SSGA Funds Management, Inc., with respect to the Funds, and to State Street Global Advisors, with respect to the Accounts.

(b)	Effective as of the Closing Date, each of SSGA Funds Management, Inc. and State Street Global Advisors hereby accepts GE Asset Management Incorporated’s assignment of all of its right, title, interest, responsibilities and duties, in and under the Agreement as set forth in paragraph (1) (a) above.

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(c)	State Street Bank and Trust Company accepts and consents to GE Asset Management Incorporated’s assignment to SSGA Funds Management, Inc. and State Street Global Advisors of all of GE Asset Management Incorporated’s right, title, interest, responsibilities and duties, in and under the Agreement as set forth in paragraph (1) (a) above.

(d)	The parties agree that GE Asset Management Incorporated will be relieved from all obligations under the Agreement in respect of any period following the Closing Date, and SSGA Funds Management, Inc., with respect to the Funds, and State Street Global Advisors, with respect to the Accounts, shall have no liability for any obligations or actions of GE Asset Management Incorporated under the Agreement in respect of any period before the Closing Date.

(2)	Amendment of Agreements.

(a)	Effective as of the Closing Date, all references in the Agreements to GE Asset Management Incorporated shall mean SSGA Funds Management, Inc., with respect to the Funds, and State Street Global Advisors, with respect to the Accounts.

(b)	Effective as of the Closing Date, Schedules A-1 and A-2 of the Sub-Administration Agreement is hereby deleted in its entirety and replaced with the Schedules A-1 and A-2 attached hereto.

(c)	Effective as of the Closing Date, Section 13 of the Sub-Administration Agreement, “Notices,” is hereby restated as follows:

13.	Notices

Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, by overnight delivery through a commercial courier service, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

If to the Administrator:

SSGA Funds Management, Inc. or State Street Global Advisors

One Lincoln Street

Boston, MA 02111

Attn: Ann Carpenter, Chief Operating Officer

Email: Ann_Carpenter@ssga.com

If to the Sub-Administrator:

STATE STREET BANK AND TRUST COMPANY

Legal Division – Global Services Americas

One Lincoln Street

Boston, MA 02110

Attention: Senior Vice President and Senior Managing Counsel

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment and Amendment as of the date first above written.

GE Asset Management Incorporated		SSGA Funds Management, Inc.

By:	/s/ Jeanne La Porta	By:	/s/ Ann M. Carpenter
Name: Title: Date:	Jeanne La Porta Commercial Administrative Officer 6/29/2016	Name: Title: Date:	Ann M. Carpenter Chief Operating Officer

State Street Bank and Trust Company		State Street Global Advisors

By:	/s/ Andrew Erickson	By:	/s/ Ellen M. Needham
Name: Title: Date:	Andrew Erickson Executive Vice President 6/30/2016	Name: Title: Date:	Ellen M. Needham Senior Managing Director

Sub-Administration Agreement

SUB-ADMINISTRATION AGREEMENT

SCHEDULE A-1

Listing of Fund(s)

Funds and Respective Share Classes

GE Institutional Funds

GE Institutional U.S. Equity Fund (Investment Class)

GE Institutional U.S. Equity Fund (Service Class)

GE Institutional US Large-Cap Core Equity Fund (Investment Class)

GE Institutional US Large-Cap Core Equity Fund (Service Class)

GE Institutional Premier Growth Equity Fund (Investment Class)

GE Institutional Premier Growth Equity Fund (Service Class)

GE Institutional Small-Cap Equity Fund (Investment Class)

GE Institutional Small-Cap Equity Fund (Service Class)

GE Institutional S&P 500 Index Fund (Investment Class)

GE Institutional S&P 500 Index Fund (Service Class)

GE Institutional International Equity Fund (Investment Class)

GE Institutional International Equity Fund (Service Class)

GE Institutional Income Fund (Investment Class)

GE Institutional Income Fund (Service Class)

GE Institutional Strategic Investment Fund (Investment Class)

GE Institutional Strategic Investment Fund (Service Class)

GE Investments Funds, Inc.

GE Investments US Equity Fund (Class 1)

GE Investments S&P 500 Index Fund (Class 1)

GE Investments Premier Growth Equity Fund (Class 1)

GE Investments Core Value Equity Fund (Class 1)

GE Investments Small-Cap Equity Fund (Class 1)

GE Investments Income Fund (Class 1)

GE Investments Total Return Fund (Class 1)

GE Investments Total Return Fund (Class 3)

State Street: Limited Access

A1-1

Funds and Respective Share Classes
GE Investments Real Estate Securities Fund (Class 1)
Elfun Trusts Elfun International Equity Fund Elfun Income Fund Elfun Tax-Exempt Income Fund Elfun Diversified Fund Elfun Government Money Market Fund
GE RSP US Equity Fund GE RSP Income Fund

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SUB-ADMINISTRATION AGREEMENT

SCHEDULE A-2

Listing of Account(s)

GE RSP Short-Term Interest Fund GE RSP Government Money Market Fund

State Street: Limited Access

A2-1